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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-75301 of Stride & Associates, Inc. of our report dated February 1, 1999 (May 6, 1999 as to Note 14) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/S/ Deloitte & Touche LLP

New York, New York
May 19, 1999